 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 23, 2018 (October 16, 2018)

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Promissory Notes

On October 16, 2018, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement with Power Up Lending Group LTD. (“Investor1”), for the private placement of a $42,500 Convertible Promissory Note (“Note1”).

On October 22, 2018, the Company issued a $150,000 Secured Promissory Note (“Note2”) in a private placement to Global Ichiban Ltd (“Investor2”).

On October 17, 2018, the Company received $42,500 of gross proceeds from the offering of the Note1. On October 22, 2018, the Company received $125,000 of gross proceeds from the offering of the Note2.

Terms of Note1

The aggregate principal amount of Note1 (together with accrued interest) will mature on October 16, 2019.

Beginning in March 2019, Investor1 shall have the option to convert all or a portion of the amounts outstanding under Note1, into shares of the Company's Common Stock. Conversions into Common Stock shall be calculated using a variable conversion price equal to 65% of the average of the three lowest closing bid prices for the shares over the prior ten day trading period immediately preceding the conversion.

Shares of Common Stock may not be issued pursuant to Note1 if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock.

Note1 bears interest at a rate of 8% per annum. The interest rate increases to 22% in the event of a default under Note1.

Note1 contains standard and customary events of default including but not limited to: (i) failure to make payments when due under the Note1, and (ii) bankruptcy or insolvency of the Company.

There are no registration rights applicable to Note1 or its underlying conversion shares.

Terms of Note2

The aggregate principal amount of Note2 (together with accrued interest) will mature on October 22, 2019.

Beginning six months after the date of issue, the Company shall have the option to make payments on Note2 in the form of shares of the Company's Common Stock. Payments in the form of Common Stock shall be calculated using a variable conversion price equal to the lowest of (i) $0.20 or (ii) 75% of the lowest closing bid price for the shares over the prior five day trading period immediately preceding the conversion.

Shares of Common Stock may not be issued pursuant to Note2 if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.9% of the outstanding shares of the Company’s Common Stock.

Note2 bears interest at a rate of 12% per annum.

Note2 contains standard and customary events of default including but not limited to: (i) failure to make payments when due under Note2, and (ii) bankruptcy or insolvency of the Company.

There are no registration rights applicable to Note2 or its underlying conversion shares.

Note2 will be secured by a security interest on substantially all of the Company’s assets.

The foregoing description of Note1 (and the related securities purchase agreement) and Note2 are a summary and are qualified in their entirety by reference to the documents attached hereto as Exhibits 10.1, 10.2 and 10.3, which documents are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Securities Purchase Agreement Dated October 16, 2018
	10.2	Convertible Promissory Note Dated October 16, 2018
	10.3	Secured Promissory Note Dated October 22, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 23, 2018	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer